SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 26, 2001
(To Prospectus dated October 22, 2001)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2001-24





The Class 2-A-7 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.


                         The Class 2-A-7 Certificates

o This supplement relates to the offering of the Class 2-A-7 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class 2-A-7 certificates. Additional information is contained in the prospectus supplement dated November 26, 2001, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated October 22, 2001. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of July 25, 2003, the class certificate balance of the Class 2-A-7 certificates was approximately $14,539,748.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-7 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 1, 2003

                               THE MORTGAGE POOL

         As of July 1, 2003 (the "Reference Date"), loan group 1 included approximately 362 Mortgage Loans having an aggregate Stated Principal Balance of approximately $145,386,138 and loan group 2 included approximately 267 Mortgage Loans having an aggregate Stated Principal Balance of approximately $111,621,625.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                         As of July 1, 2003
                                                                                 ------------------------------------
                                                                                   Loan Group 1       Loan Group 2
                                                                                 ------------------ -----------------
Total Number of Mortgage Loans.................................................        362                267
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days............................................................          1.10%             0.75%
         60-90 days............................................................          0.55%             0.37%
         91 days or more (excluding pending foreclosures)......................          0.28%             0.00%
                                                                                         -----             -----
         Total Delinquencies...................................................          1.93%             1.12%
                                                                                         =====             =====
Foreclosures Pending...........................................................          0.28%             0.00%
                                                                                         -----             -----
Total Delinquencies and foreclosures pending...................................          2.21%             1.12%
                                                                                         =====             =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference
Date.



         No Mortgage Loans have been converted and are, as of the Reference Date, REO loans.

         Certain additional information as to the Mortgage Loans in loan group 1 and loan group 2 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, and to approximately $42.595 billion at June 30, 2003. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):


                                                                At February 28(29),                            At December 31,
                                                      ---------------------------------------              -----------------------
                                                      1999             2000              2001              2001              2002
                                                      ----             ----              ----              ----              ----
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days........................               1.03%            1.36%             1.61%             1.89%             2.11%
     60-89 days........................               0.18             0.22              0.28              0.39              0.53
     90 days or more (excluding pending
        foreclosures)..................               0.12             0.16              0.14              0.23              0.35
                                                      -----            -----             -----             -----             -----
         Total of delinquencies                       1.32%            1.75%             2.03%             2.51%             2.99%
                                                      =====            =====             =====             =====             =====
Foreclosures pending...................               0.14%            0.16%             0.27%             0.31%             0.31%
                                                      =====            =====             =====             =====             =====

Total delinquencies and foreclosures pending          1.46%            1.91%             2.30%             2.82%             3.31%
                                                      =====            =====             =====             =====             =====

Net Gains/(Losses) on liquidated loans(1)        $(2,882,524)     $(3,076,240)      $(2,988,604)      $(5,677,141)    $(10,788,657)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2)..........              (0.018)%         (0.017)%          (0.014)%          (0.022)%         (0.032)%
Percentage of Net Gains/(Losses) on liquidated
    loans (based on average
    outstanding principal balance)(1)..
                                                     (0.021)%         (0.017)%          (0.015)%          (0.023)%         (0.033)%



                                                          At June 30,
                                                          -----------
                                                              2003
                                                              ----
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
     30-59 days........................                       2.04%
     60-89 days........................                       0.52
     90 days or more (excluding pending
        foreclosures)..................                       0.70
                                                              -----
         Total of delinquencies                               3.25%
                                                              =====
Foreclosures pending...................                       0.90%
                                                              =====

Total delinquencies and foreclosures pending                  4.15%
                                                              =====

Net Gains/(Losses) on liquidated loans(1)               $(10,244,403)
Percentage of Net Gains/(Losses)
    on liquidated loans(1)(2)..........                     (0.024)%
Percentage of Net Gains/(Losses) on liquidated
    loans (based on average
    outstanding principal balance)(1)..
                                                            (0.025)%

----------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).

(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-7 CERTIFICATES

         The Class 2-A-7 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

         As of July 25, 2003 (the "Certificate Date"), the Class Certificate Balance of the Class 2-A-7 Certificates was approximately $14,539,748, evidencing a beneficial ownership interest of approximately 5.66% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $131,018,551 and evidenced in the aggregate a beneficial ownership interest of approximately 50.98% in the Trust Fund and the group 2 senior certificates had an aggregate principal balance of approximately $102,783,303 and evidenced in the aggregate a beneficial ownership interest of approximately 39.99% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $23,205,909 and evidenced in the aggregate a beneficial ownership interest of approximately 9.03% in the Trust Fund. For additional information with respect to the Class 2-A-7 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The July 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the basic master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 2-A-7 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 2-A-7 Certificates at the applicable interest rate as described in the prospectus supplement and the excess master servicing fee accrues on each non-discount mortgage loan as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-7 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-7 Certificates is August 5, 2003,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.60% per annum in month one, 1.20% per annum in month two, and increasing by 0.60% in each succeeding month until reaching a rate of 18.0% per annum in month 30 and remaining constant at 18.0% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-7 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding


                                                            Percentage of the
                                                          Prepayment Assumption
                                               --------------------------------------------
Distribution Date                              0%        150%      300%       450%     600%
-----------------                              ---       ----      ----       ----     ----
Initial.........................               100       100        100       100       100
August 2004.....................               92         92        92         77        14
August 2005.....................               83         83        10         0         0
August 2006.....................               73         50         0         0         0
August 2007.....................               63         0          0         0         0
August 2008.....................               52         0          0         0         0
August 2009.....................               40         0          0         0         0
August 2010.....................               28         0          0         0         0
August 2011.....................               15         0          0         0         0
August 2012.....................                1         0          0         0         0
August 2013.....................                0         0          0         0         0
Weighted Average Life (in years)**             5.1       2.8        1.7       1.2       0.9
--------------------------
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,301,062, $200,000 and $0, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class 2-A-7 Certificates discussed under the sections titled "Material Federal

Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class 2-A-7 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-7 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") subject to certain conditions.

                                    RATINGS

         The Class 2-A-7 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-7 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1




Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                               362
Aggregate Principal Balance                      $145,386,138
Average Principal                                  $401,619                           $293,710 to $1,169,646
Weighted Average Mortgage Rate                      6.994%                               6.250% to 8.250%
Net Weighted Average Mortgage Rate                  6.723%                               5.991% to 7.991%
Weighted Average Original Term (months)              358                                     240 to 360
Weighted Average Remaining Term (months)             335                                     216 to 342
Weighted Average Combined LTV                       72.51%                                 26.83% to 95.00%



                                                MORTGAGE RATES


Mortgage                           Number of                         Aggregate               Percentage of Mortgage
Rate (%)                        Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------

6.250                                 2                               $684,519                          0.47      %
6.500                                 6                              $2,505,860                         1.72
6.625                                17                              $6,415,188                         4.41
6.750                                89                             $35,463,000                        24.39
6.875                                88                             $36,658,668                        25.21
7.000                                60                             $22,715,104                        15.62
7.125                                24                              $9,251,206                         6.36
7.250                                29                             $12,439,972                         8.56
7.375                                12                              $4,935,262                         3.39
7.500                                 8                              $3,012,127                         2.07
7.625                                10                              $3,753,394                         2.58
7.750                                 8                              $3,684,228                         2.53
7.875                                 3                              $1,283,729                         0.88
8.000                                 3                              $1,087,247                         0.75
8.125                                 1                               $717,837                          0.49
8.250                                 2                               $778,798                          0.54
---------------------------------------------------------------------------------------------------------------------

Total                               362                             $145,386,138                      100.00      %
=====================================================================================================================


                                                CURRENT MORTGAGE LOAN
                                                  PRINCIPAL BALANCES


Range of Mortgage                 Number of                         Aggregate               Percentage of Mortgage
Principal Balances ($)          Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------

$200,000.01 - $300,000.00             13                              $3,869,034                         2.66      %
$300,000.01 - $400,000.00            229                             $78,222,071                        53.80
$400,000.01 - $500,000.00             70                             $31,308,650                        21.53
$500,000.01 - $600,000.00             28                             $15,235,082                        10.48
$600,000.01 - $700,000.00             11                              $7,032,853                        4.84
$700,000.01 - $800,000.00              5                              $3,732,971                        2.57
$800,000.01 - $900,000.00              1                               $847,999                         0.58
$900,000.01 - $1,000,000.00            3                              $2,886,643                        1.99
$1,000,000.01 - $1,100,000.0           1                              $1,081,190                        0.74
$1,100,000.01 - $1,200,000.0           1                              $1,169,646                        0.80
---------------------------------------------------------------------------------------------------------------------

Total                                362                            $145,386,138                      100.00       %
=====================================================================================================================


                                                DOCUMENTATION PROGRAM

                                  Number of                         Aggregate               Percentage of Mortgage
Type of Program                 Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------

Full/Alternative                     267                           $109,209,574                   75.12            %
Reduced                               71                            $27,274,392                   18.76
Streamlined                           13                            $4,874,620                     3.35
CLUES Plus                            11                            $4,027,553                     2.77
---------------------------------------------------------------------------------------------------------------------

Total                                362                           $145,386,138                  100.00           %
=====================================================================================================================


                                         ORIGINAL LOAN TO VALUE RATIOS

Range of Original                 Number of                          Aggregate               Percentage of Mortgage
Loan-to-Value Ratios            Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------
50.00 or below                        14                           $6,823,296                      4.69           %
50.01 - 55.00                         12                           $4,513,893                      3.10
55.01 - 60.00                         20                           $8,367,608                      5.76
60.01 - 65.00                         23                           $9,501,194                      6.54
65.01 - 70.00                         37                           $17,504,224                    12.04
70.01 - 75.00                         65                           $26,699,588                    18.36
75.01 - 79.99                         68                           $26,752,393                    18.40
80.00 - 80.00                         89                           $33,737,834                    23.21
80.01 - 85.00                         5                            $1,654,630                      1.14
85.01 - 90.00                         18                           $6,086,624                      4.19
90.01 - 95.00                         11                           $3,744,853                      2.58
---------------------------------------------------------------------------------------------------------------------

Total                                 362                          $145,386,138                  100.00           %
=====================================================================================================================



                                    STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                  Number of                          Aggregate               Percentage of Mortgage
State                          Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------
Arizona                             12                            $5,414,117                        3.72           %
California                         152                           $61,683,364                        42.43
Colorado                            13                            $5,459,484                        3.76
Florida                             14                            $5,205,772                        3.58
Georgia                             9                             $3,400,817                        2.34
Illinois                            9                             $3,550,980                        2.44
New Jersey                          13                            $5,443,982                        3.74
New York                            16                            $5,654,237                        3.89
Pennsylvania                        8                             $3,000,134                        2.06
Texas                               26                            $9,604,195                        6.61
Washington                          12                            $4,361,838                        3.00
Other (less than 2%)                78                            $32,607,219                      22.44
---------------------------------------------------------------------------------------------------------------------

Total                               362                           $145,386,138                    100.00           %
=====================================================================================================================


                                          PURPOSE OF MORTGAGE LOANS


                                  Number of                          Aggregate               Percentage of Mortgage
Loan Purpose                    Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------

Refinance (rate/term)               144                           $58,949,996                       40.55          %
Purchase                            129                           $50,725,897                       34.89
Refinance (cash-out)                89                            $35,710,245                       24.56
---------------------------------------------------------------------------------------------------------------------

Total                               362                           $145,386,138                     100.00          %
=====================================================================================================================


                                        TYPES OF MORTGAGED PROPERTIES

                                  Number of                          Aggregate               Percentage of Mortgage
Property Type                   Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------
Single Family                       254                           $102,595,619                     70.57           %
Planned Unit Development            96                            $38,343,524                      26.37
Low-rise Condominium                9                             $3,268,482                        2.25
2-4 Family                          2                             $755,968                          0.52
High-rise Condominium               1                             $422,546                          0.29
---------------------------------------------------------------------------------------------------------------------

Total                               362                           $145,386,138                    100.00           %
=====================================================================================================================


                                               OCCUPANCY TYPES

                                  Number of                          Aggregate               Percentage of Mortgage
Occupancy Type                   Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------
Primary Residence                   347                           $137,974,217                       94.90         %
Second Residence                    13                            $6,678,266                          4.59
Investor Property                    2                             $733,655                           0.50
---------------------------------------------------------------------------------------------------------------------

Total                               362                           $145,386,138                      100.00         %
=====================================================================================================================



                                            REMAINING TERMS TO MATURITY

Remaining Terms to Maturity         Number of                          Aggregate               Percentage of Mortgage
(Months)                          Mortgage Loans                    Principal Balance           Loans in Loan Group 1
---------------------------------------------------------------------------------------------------------------------
342                                    6                              $2,335,365                     1.61           %
341                                   69                             $27,948,201                    19.22
340                                  165                              66,618,398                    45.82
339                                   36                             $14,491,005                     9.97
338                                   17                              $6,840,855                     4.71
337                                    8                              $3,196,862                     2.20
336                                    2                               $692,582                      0.48
335                                    5                              $2,328,040                     1.60
334                                    4                              $1,407,899                     0.97
333                                    7                              $2,886,827                     1.99
332                                    2                               $830,666                      0.57
331                                    3                              $1,036,760                     0.71
330                                    2                               $732,333                      0.50
329                                    5                              $1,830,135                     1.26
328                                    2                               $760,724                      0.52
327                                    2                              $1,005,777                     0.69
325                                    1                               $386,961                      0.27
323                                    1                               $337,643                      0.23
321                                    1                               $731,261                      0.50
320                                    1                               $384,293                      0.26
319                                    1                               $325,200                      0.22
316                                    2                               $756,166                      0.52
315                                    1                               $306,921                      0.21
314                                    1                               $592,428                      0.41
313                                    2                               $700,704                      0.48
312                                    1                               $314,366                      0.22
311                                    2                               $719,961                      0.50
309                                    1                               $341,591                      0.23
305                                    1                               $416,140                      0.29
304                                    2                               $869,584                      0.60
257                                    1                               $531,429                      0.37
222                                    1                               $312,939                      0.22
221                                    2                               $633,249                      0.44
220                                    4                              $1,450,876                     1.00
216                                    1                               $331,996                      0.23
---------------------------------------------------------------------------------------------------------------------

Total                                 362                           $145,386,138                   100.00           %
=====================================================================================================================



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                267
Aggregate Principal Balance                      $111,621,625
Average Principal                                  $418,059                           $283,217 to $1,060,831
Weighted Average Mortgage Rate                      6.758%                               6.375% to 8.500%
Net Weighted Average Mortgage Rate                  6.496%                               6.116% to 7.616%
Weighted Average Original Term (months)              359                                     240 to 360
Weighted Average Remaining Term (months)             336                                     179 to 342
Weighted Average Combined LTV                       70.35%                               22.22% to 95.00%


                                                    MORTGAGE RATES


Mortgage                           Number of                         Aggregate               Percentage of Mortgage
Rate (%)                        Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------

6.375                                 2                                 $697,871                        0.63        %
6.500                                 39                              $16,770,158                      15.02
6.625                                 70                              $29,560,514                      26.48
6.750                                 63                              $26,394,800                      23.65
6.875                                 54                              $23,200,444                      20.78
7.000                                 20                               $8,214,512                       7.36
7.125                                 6                                $2,197,997                       1.97
7.250                                 5                                $1,806,988                       1.62
7.375                                 5                                $1,759,030                       1.58
7.750                                 2                                 $699,338                        0.63
8.500                                 1                                 $319,974                        0.29
---------------------------------------------------------------------------------------------------------------------

Total                                 267                             $111,621,625                     100.00       %
=====================================================================================================================


                                               CURRENT MORTGAGE LOAN
                                                PRINCIPAL BALANCES

Range of Mortgage                 Number of                         Aggregate               Percentage of Mortgage
Principal Balances ($)          Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------

$200,000.01 - $300,000.00             6                            $1,766,178                          1.58         %
$300,000.01 - $400,000.00            157                          $54,946,819                         49.23
$400,000.01 - $500,000.00             57                          $25,096,983                         22.48
$500,000.01 - $600,000.00             27                          $14,893,166                         13.34
$600,000.01 - $700,000.00             9                            $5,759,370                          5.16
$700,000.01 - $800,000.00             6                            $4,464,534                          4.00
$800,000.01 - $900,000.00             2                            $1,670,850                          1.50
$900,000.01 - $1,000,000.00           2                            $1,962,894                          1.76
$1,000,000.01 - $1,100,000.00         1                            $1,060,831                          0.95
---------------------------------------------------------------------------------------------------------------------

Total                                267                         $111,621,625                        100.00        %
=====================================================================================================================


                                                  DOCUMENTATION PROGRAM

                                  Number of                         Aggregate               Percentage of Mortgage
Type of Program                 Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
Full/Alternative                     188                           $78,910,351                        70.69         %
Reduced                               68                           $27,827,988                        24.93
Streamlined                           5                             $2,593,753                         2.32
CLUES Plus                            6                             $2,289,534                         2.05
---------------------------------------------------------------------------------------------------------------------

Total                                 267                                                 $111,621,625    100.00    %
=====================================================================================================================


                                               ORIGINAL LOAN TO VALUE RATIOS

Range of Original                 Number of                          Aggregate               Percentage of Mortgage
Loan-to-Value Ratios            Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
50.00 or below                       22                             $11,670,300                    10.46            %
50.01 - 55.00                         8                              $3,477,962                     3.12
55.01 - 60.00                         9                              $3,784,035                     3.39
60.01 - 65.00                        22                             $11,295,670                    10.12
65.01 - 70.00                        31                             $12,886,102                    11.54
70.01 - 75.00                        44                             $18,193,349                    16.30
75.01 - 79.99                        46                             $18,191,360                    16.30
80.00 - 80.00                        68                             $26,161,161                    23.44
80.01 - 85.00                         3                              $983,982                       0.88
85.01 - 90.00                         9                              $3,298,695                     2.96
90.01 - 95.00                         5                              $1,679,007                     1.50
---------------------------------------------------------------------------------------------------------------------

Total                               267                            $111,621,625                   100.00            %
=====================================================================================================================


                                         STATE DISTRIBUTION OF MORTGAGED PROPERTIES

                                  Number of                          Aggregate               Percentage of Mortgage
State                          Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
Arizona                               6                             $2,521,746                      2.26            %
California                           136                           $55,702,136                     49.90
Colorado                              11                            $4,974,576                      4.46
Florida                               18                            $7,399,604                      6.63
New Jersey                            10                            $4,561,280                      4.09
New York                              9                             $3,514,867                      3.15
Oregon                                5                             $2,829,317                      2.53
Texas                                 9                             $3,825,918                      3.43
Washington                            8                             $2,859,775                      2.56
Other (less than 2%)                  55                           $23,432,406                     21.01
---------------------------------------------------------------------------------------------------------------------

Total                                267                           $111,621,625                   100.00            %
=====================================================================================================================



                                             PURPOSE OF MORTGAGE LOANS

                                  Number of                          Aggregate               Percentage of Mortgage
Loan Purpose                    Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------

Refinance (rate/term)                  125                           $55,317,045                     49.56          %
Purchase                               78                            $28,617,908                     25.64
Refinance (cash-out)                   64                            $27,686,672                     24.80
---------------------------------------------------------------------------------------------------------------------

Total                                  267                          $111,621,625                    100.00          %
=====================================================================================================================


                                             TYPES OF MORTGAGED PROPERTIES

                                  Number of                          Aggregate               Percentage of Mortgage
Property Type                   Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
Single Family                         194                           $82,812,107                      74.19          %
Planned Unit Development               68                           $26,888,860                      24.09
Low-rise Condominium                   5                             $1,920,658                       1.72
---------------------------------------------------------------------------------------------------------------------

Total                                 267                          $111,621,625                      100.00         %
=====================================================================================================================



                                                       OCCUPANCY TYPES

                                  Number of                          Aggregate               Percentage of Mortgage
Occupancy Type                   Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
Primary Residence                     259                            $108,580,463                   97.28           %
Second Residence                       6                              $2,236,172                     2.00
Investor Property                      2                                $804,991                     0.72
---------------------------------------------------------------------------------------------------------------------

Total                                 267                            $111,621,625                  100.00           %
=====================================================================================================================


                                                  REMAINING TERMS TO MATURITY

Remaining Terms to Maturity         Number of                          Aggregate               Percentage of Mortgage
(Months)                          Mortgage Loans                    Principal Balance           Loans in Loan Group 2
---------------------------------------------------------------------------------------------------------------------
342                                    2                                $1,137,000                    1.02          %
341                                   113                              $48,451,608                   43.41
340                                    78                              $33,375,370                   29.90
339                                    20                               $7,624,945                    6.83
338                                    5                                $1,605,897                    1.44
337                                    4                                $1,550,644                    1.39
336                                    4                                $1,368,383                    1.23
335                                    1                                 $386,506                     0.35
334                                    4                                $1,887,029                    1.69
333                                    1                                 $299,997                     0.27
332                                    1                                 $315,285                     0.28
331                                    3                                $1,315,072                    1.18
330                                    6                                $2,481,725                    2.22
329                                    4                                $2,115,245                    1.90
327                                    1                                 $302,729                     0.27
326                                    2                                 $701,714                     0.63
325                                    3                                $1,199,036                    1.07
324                                    2                                 $808,702                     0.72
323                                    1                                 $418,702                     0.38
319                                    1                                 $433,307                     0.39
315                                    1                                 $319,011                     0.29
314                                    1                                 $476,860                     0.43
305                                    1                                 $339,229                     0.30
279                                    1                                 $283,217                     0.25
277                                    1                                 $289,485                     0.26
255                                    1                                 $392,596                     0.35
221                                    2                                 $743,592                     0.67
220                                    2                                 $614,566                     0.55
179                                    1                                 $384,172                     0.34
---------------------------------------------------------------------------------------------------------------------

Total                                 267                              $111,621,625                 100.00          %
=====================================================================================================================


                                   EXHIBIT 2


THE                                                                                                     Distribution Date:  7/25/03
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:         Courtney Bartholomew                Mortgage Pass-Through Certificates
                 212-815-3236                                   Series 2001-24
Associate:       AnnMarie Cassano
                 212-815-8318


                                                                           Certificateholder Monthly Distribution Summary

                                             Certificate                       Pass
                                 Class           Rate         Beginning       Through          Principal        Interest
Class              Cusip      Description        Type          Balance        Rate (%)        Distribution     Distribution
----------------------------------------------------------------------------------------------------------------------------

1A1              12669CEW6      Senior        Var-30/360    11,278,582.47     1.635000        1,849,579.41       15,367.07
1A2              12669CEX4     Strip IO       Var-30/360    11,278,582.47     6.865000                0.00       64,522.89
1A3              12669CEY2      Senior        Fix-30/360     1,732,508.86     8.500000                0.00            0.00
1A4              12669CEZ9      Senior        Fix-30/360    30,780,205.25     6.500000        4,346,499.44      166,726.11
1A5              12669CFA3      Senior        Fix-30/360     5,412,832.68     5.500000        4,997,526.39       24,808.82
1A6              12669CFB1      Senior        Fix-30/360     4,139,105.12     6.000000        3,821,527.16       20,695.53
1A7              12669CFC9      Senior        Fix-30/360     2,547,200.39     6.250000        2,351,763.29       13,266.67
1A8              12669CFD7      Senior        Fix-30/360     2,547,200.39     8.500000        2,351,763.29       18,042.67
1A9              12669CFE5      Senior        Fix-30/360    15,643,037.46     6.250000          103,475.33       81,474.15
1A10             12669CFF2      Senior        Fix-30/360    17,524,206.00     6.250000                0.00       91,271.91
1A11             12669CFG0      Senior        Fix-30/360    19,867,262.54     6.250000                0.00            0.00
1A12             12669CFH8      Senior        Fix-30/360    34,454,300.00     6.250000                0.00      179,449.48
1A13             12669CFJ4      Senior        Fix-30/360       680,000.00     6.250000                0.00        3,541.67
1A14             12669CJB7      Senior        Fix-30/360     1,273,600.20     5.750000        1,175,881.65        6,102.67
1A15             12669CKY5      Senior        Fix-30/360     3,688,862.89     6.500000            3,400.85       19,981.34
2A1              12669CFK1      Senior        Fix-30/360    19,631,279.23     6.500000        7,210,919.28      106,336.10
2A2              12669CFL9      Senior        Fix-30/360        49,078.20     6.500000           18,027.30          265.84
2A3              12669CFM7     Strip IO       Fix-30/360       117,035.04     6.000000                0.00          585.18
2A4              12669CFN5      Senior        Fix-30/360    10,773,646.04     6.000000        3,957,352.50       53,868.23
2A5              12669CFP0      Senior        Fix-30/360             0.00     6.000000                0.00            0.00
2A6              12669CFQ8      Senior        Fix-30/360    11,715,554.82     6.000000        4,303,332.41       58,577.77
2A7              12669CFR6      Senior        Fix-30/360    14,637,474.27     6.250000           97,726.70       76,236.85
2A8              12669CFS4      Senior        Fix-30/360    12,912,500.00     6.250000                0.00       67,252.60
2A9              12669CFT2      Senior        Fix-30/360    18,763,525.73     6.250000                0.00            0.00
2A10             12669CFU9      Senior        Fix-30/360    29,013,500.00     6.250000                0.00      151,111.98
2A11             12669CKZ2      Senior        Fix-30/360       737,965.70     6.250000              700.46        3,843.57
PO                                                             423,052.86     0.000000           48,624.78            0.00
PO-1             12669CFW5     Strip PO       Fix-30/360       380,870.14     0.000000           45,553.50            0.00
PO-2             12669CFW5     Strip PO       Fix-30/360        42,182.72     0.000000            3,071.28            0.00
AR               12669CFV7      Senior        Fix-30/360             0.00     6.250000                0.00            0.00
----------------------------------------------------------------------------------------------------------------------------

M                12669CFX3      Junior        Fix-30/360    11,014,319.89     6.404782           10,268.68       58,786.93
B1               12669CFY1      Junior        Fix-30/360     4,720,422.81     6.404782            4,400.86       25,194.40
B2               12669CFZ8      Junior        Fix-30/360     2,753,579.97     6.404782            2,567.17       14,696.73
B3               12669CJN1      Junior        Fix-30/360     1,966,842.84     6.404782            1,833.69       10,497.67
B4               12669CJP6      Junior        Fix-30/360     1,180,105.70     6.404782            1,100.22        6,298.60
B5               12669CJQ4      Junior        Fix-30/360     1,592,292.76     6.404782            1,484.49        8,498.57
----------------------------------------------------------------------------------------------------------------------------

Totals                                                     293,454,045.07                    36,659,755.35    1,347,302.00
----------------------------------------------------------------------------------------------------------------------------


                                        Current                     Cumulative
                        Total           Realized        Ending       Realized
Class               Distribution        Losses         Balance        Losses
-------------------------------------------------------------------------------

1A1                 1,864,946.48         0.00        9,429,003.06         0.00
1A2                    64,522.89         0.00        9,429,003.06         0.00
1A3                         0.00         0.00        1,744,780.80         0.00
1A4                 4,513,225.55         0.00       26,433,705.81         0.00
1A5                 5,022,335.21         0.00          415,306.28         0.00
1A6                 3,842,222.68         0.00          317,577.96         0.00
1A7                 2,365,029.96         0.00          195,437.10         0.00
1A8                 2,369,805.96         0.00          195,437.10         0.00
1A9                   184,949.48         0.00        5,539,562.13         0.00
1A10                   91,271.91         0.00       17,524,206.00         0.00
1A11                        0.00         0.00       19,970,737.87         0.00
1A12                  179,449.48         0.00       34,454,300.00         0.00
1A13                    3,541.67         0.00          680,000.00         0.00
1A14                1,181,984.31         0.00           97,718.55         0.00
1A15                   23,382.19         0.00        3,685,462.04         0.00
2A1                 7,317,255.38         0.00       12,420,359.95         0.00
2A2                    18,293.14         0.00           31,050.90         0.00
2A3                       585.18         0.00           74,045.98         0.00
2A4                 4,011,220.73         0.00        6,816,293.54         0.00
2A5                         0.00         0.00                0.00         0.00
2A6                 4,361,910.18         0.00        7,412,222.41         0.00
2A7                   173,963.54         0.00       14,539,747.57         0.00
2A8                    67,252.60         0.00       12,912,500.00         0.00
2A9                         0.00         0.00       18,861,252.43         0.00
2A10                  151,111.98         0.00       29,013,500.00         0.00
2A11                    4,544.03         0.00          737,265.24         0.00
PO                     48,624.78         0.00          374,428.09         0.00
PO-1                   45,553.50         0.00          335,316.65         0.00
PO-2                    3,071.28         0.00           39,111.44         0.00
AR                          0.00         0.00                0.00         0.00
-------------------------------------------------------------------------------

M                      69,055.61         0.00       11,004,051.22         0.00
B1                     29,595.26         0.00        4,716,021.95         0.00
B2                     17,263.90         0.00        2,751,012.80         0.00
B3                     12,331.36         0.00        1,965,009.15         0.00
B4                      7,398.82         0.00        1,179,005.49         0.00
B5                      9,983.06         0.01        1,590,808.26   377,417.35

-------------------------------------------------------------------------------
Totals             38,007,057.32         0.01      257,007,763.70   377,417.35

-------------------------------------------------------------------------------



THE                                                                                                     Distribution Date  7/25/03
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:         Courtney Bartholomew                Mortgage Pass-Through Certificates
                 212-815-3236                                   Series 2001-24
Associate:       AnnMarie Cassano
                 212-815-8318


                                               Principal Distribution Detail

                                  Original         Beginning       Scheduled                       Unscheduled           Net
                                 Certificate      Certificate      Principal       Accretion        Principal         Principal
Class            Cusip             Balance          Balance       Distribution     Principal       Adjustments       Distribution
-----          ---------       --------------   --------------   -------------   -------------     ------------     --------------
1A1            12669CEW6        40,755,900.00    11,278,582.47    1,849,579.41         0.00            0.00          1,849,579.41
1A2            12669CEX4        40,755,900.00    11,278,582.47            0.00         0.00            0.00                  0.00
1A3            12669CEY2         1,515,070.00     1,732,508.86            0.00    12,271.94            0.00                  0.00
1A4            12669CEZ9       100,000,000.00    30,780,205.25    4,346,499.44         0.00            0.00          4,346,499.44
1A5            12669CFA3        85,000,500.00     5,412,832.68    4,997,526.39         0.00            0.00          4,997,526.39
1A6            12669CFB1        64,998,500.00     4,139,105.12    3,821,527.16         0.00            0.00          3,821,527.16
1A7            12669CFC9        40,000,000.00     2,547,200.39    2,351,763.29         0.00            0.00          2,351,763.29
1A8            12669CFD7        40,000,000.00     2,547,200.39    2,351,763.29         0.00            0.00          2,351,763.29
1A9            12669CFE5        17,510,300.00    15,643,037.46      103,475.33         0.00            0.00            103,475.33
1A10           12669CFF2        17,524,206.00    17,524,206.00            0.00         0.00            0.00                  0.00
1A11           12669CFG0        18,000,000.00    19,867,262.54            0.00   103,475.33            0.00                  0.00
1A12           12669CFH8        34,454,300.00    34,454,300.00            0.00         0.00            0.00                  0.00
1A13           12669CFJ4           680,000.00       680,000.00            0.00         0.00            0.00                  0.00
1A14           12669CJB7        20,000,000.00     1,273,600.20    1,175,881.65         0.00            0.00          1,175,881.65
1A15           12669CKY5         3,750,000.00     3,688,862.89        3,400.85         0.00            0.00              3,400.85
2A1            12669CFK1       100,000,000.00    19,631,279.23    7,210,919.28         0.00            0.00          7,210,919.28
2A2            12669CFL9           250,000.00        49,078.20       18,027.30         0.00            0.00             18,027.30
2A3            12669CFM7           596,166.00       117,035.04            0.00         0.00            0.00                  0.00
2A4            12669CFN5        54,880,000.00    10,773,646.04    3,957,352.50         0.00            0.00          3,957,352.50
2A5            12669CFP0        40,780,000.00             0.00            0.00         0.00            0.00                  0.00
2A6            12669CFQ8        18,898,000.00    11,715,554.82    4,303,332.41         0.00            0.00          4,303,332.41
2A7            12669CFR6        16,401,000.00    14,637,474.27       97,726.70         0.00            0.00             97,726.70
2A8            12669CFS4        12,912,500.00    12,912,500.00            0.00         0.00            0.00                  0.00
2A9            12669CFT2        17,000,000.00    18,763,525.73            0.00    97,726.70            0.00                  0.00
2A10           12669CFU9        29,013,500.00    29,013,500.00            0.00         0.00            0.00                  0.00
2A11           12669CKZ2           750,752.00       737,965.70          700.46         0.00            0.00                700.46
PO                                 925,371.13       423,052.86       48,624.78         0.00            0.00             48,624.78
PO-1           12669CFW5           811,223.89       380,870.14       45,553.50         0.00            0.00             45,553.50
PO-2           12669CFW5           114,147.24        42,182.72        3,071.28         0.00            0.00              3,071.28
AR             12669CFV7               100.00             0.00            0.00         0.00            0.00                  0.00

M              12669CFX3        11,200,000.00    11,014,319.89       10,268.68         0.00            0.00             10,268.68
B1             12669CFY1         4,800,000.00     4,720,422.81        4,400.86         0.00            0.00              4,400.86
B2             12669CFZ8         2,800,000.00     2,753,579.97        2,567.17         0.00            0.00              2,567.17
B3             12669CJN1         2,000,000.00     1,966,842.84        1,833.69         0.00            0.00              1,833.69
B4             12669CJP6         1,200,000.00     1,180,105.70        1,100.22         0.00            0.00              1,100.22
B5             12669CJQ4         2,000,000.87     1,592,292.76        1,484.49         0.00            0.00              1,484.49

Totals                         800,000,000.00   293,454,045.07   36,659,755.35   213,473.96            0.00         36,659,755.35


              Current             Ending            Ending
             Realized           Certificate       Certificate
Class         Losses              Balance           Factor
-----        --------         --------------   ---------------

1A1            0.00            9,429,003.06     0.23135308159
1A2            0.00            9,429,003.06     0.23135308159
1A3            0.00            1,744,780.80     1.15161728287
1A4            0.00           26,433,705.81     0.26433705814
1A5            0.00              415,306.28     0.00488592753
1A6            0.00              317,577.96     0.00488592753
1A7            0.00              195,437.10     0.00488592753
1A8            0.00              195,437.10     0.00488592753
1A9            0.00           15,539,562.13     0.88745264985
1A10           0.00           17,524,206.00     1.00000000000
1A11           0.00           19,970,737.87     1.10948543697
1A12           0.00           34,454,300.00     1.00000000000
1A13           0.00              680,000.00     1.00000000000
1A14           0.00               97,718.55     0.00488592753
1A15           0.00            3,685,462.04     0.98278987838
2A1            0.00           12,420,359.95     0.12420359946
2A2            0.00               31,050.90     0.12420359942
2A3            0.00               74,045.98     0.12420362401
2A4            0.00            6,816,293.54     0.12420359945
2A5            0.00                    0.00     0.00000000000
2A6            0.00            7,412,222.41     0.39222258484
2A7            0.00           14,539,747.57     0.88651591803
2A8            0.00           12,912,500.00     1.00000000000
2A9            0.00           18,861,252.43     1.10948543697
2A10           0.00           29,013,500.00     1.00000000000
2A11           0.00              737,265.24     0.98203567096
PO             0.00              374,428.09     0.40462478011
PO-1           0.00              335,316.65     0.41334661354
PO-2           0.00               39,111.44     0.34264021638
AR             0.00                    0.00     0.00000000000

M              0.00           11,004,051.22     0.98250457281
B1             0.00            4,716,021.95     0.98250457281
B2             0.00            2,751,012.80     0.98250457281
B3             0.00            1,965,009.15     0.98250457281
B4             0.00            1,179,005.49     0.98250457281
B5             0.01            1,590,808.26     0.79540378409

Totals         0.01          257,007,763.70



THE                                                                                                     Distribution Date  7/25/03
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:         Courtney Bartholomew                Mortgage Pass-Through Certificates
                 212-815-3236                                   Series 2001-24
Associate:       AnnMarie Cassano
                 212-815-8318


                                                                       Interest Distribution Detail

                  Beginning          Pass             Accrued           Cumulative                             Total
                 Certificate        Through           Optimal             Unpaid          Deferred            Interest
Class              Balance           Rate (%)         Interest           Interest         Interest              Due
-----           -------------      ----------       -----------         ----------     ------------          -----------

1A1             11,278,582.47      1.635000          15,367.07              0.00             0.00             15,367.07
1A2             11,278,582.47      6.865000          64,522.89              0.00             0.00             64,522.89
1A3              1,732,508.86      8.500000               0.00              0.00        12,271.94             12,271.94
1A4             30,780,205.25      6.500000         166,726.11              0.00             0.00            166,726.11
1A5              5,412,832.68      5.500000          24,808.82              0.00             0.00             24,808.82
1A6              4,139,105.12      6.000000          20,695.53              0.00             0.00             20,695.53
1A7              2,547,200.39      6.250000          13,266.67              0.00             0.00             13,266.67
1A8              2,547,200.39      8.500000          18,042.67              0.00             0.00             18,042.67
1A9             15,643,037.46      6.250000          81,474.15              0.00             0.00             81,474.15
1A10            17,524,206.00      6.250000          91,271.91              0.00             0.00             91,271.91
1A11            19,867,262.54      6.250000               0.00              0.00       103,475.33            103,475.33
1A12            34,454,300.00      6.250000         179,449.48              0.00             0.00            179,449.48
1A13               680,000.00      6.250000           3,541.67              0.00             0.00              3,541.67
1A14             1,273,600.20      5.750000           6,102.67              0.00             0.00              6,102.67
1A15             3,688,862.89      6.500000          19,981.34              0.00             0.00             19,981.34
2A1             19,631,279.23      6.500000         106,336.10              0.00             0.00            106,336.10
2A2                 49,078.20      6.500000             265.84              0.00             0.00                265.84
2A3                117,035.04      6.000000             585.18              0.00             0.00                585.18
2A4             10,773,646.04      6.000000          53,868.23              0.00             0.00             53,868.23
2A5                      0.00      6.000000               0.00              0.00             0.00                  0.00
2A6             11,715,554.82      6.000000          58,577.77              0.00             0.00             58,577.77
2A7             14,637,474.27      6.250000          76,236.85              0.00             0.00             76,236.85
2A8             12,912,500.00      6.250000          67,252.60              0.00             0.00             67,252.60
2A9             18,763,525.73      6.250000               0.00              0.00        97,726.70             97,726.70
2A10            29,013,500.00      6.250000         151,111.98              0.00             0.00            151,111.98
2A11               737,965.70      6.250000           3,843.57              0.00             0.00              3,843.57
PO                 423,052.86      0.000000               0.00              0.00             0.00                  0.00
PO-1               380,870.14      0.000000               0.00              0.00             0.00                  0.00
PO-2                42,182.72      0.000000               0.00              0.00             0.00                  0.00
AR                       0.00      6.250000               0.00              0.00             0.00                  0.00

M               11,014,319.89      6.404782          58,786.93              0.00             0.00             58,786.93
B1               4,720,422.81      6.404782          25,194.40              0.00             0.00             25,194.40
B2               2,753,579.97      6.404782          14,696.73              0.00             0.00             14,696.73
B3               1,966,842.84      6.404782          10,497.67              0.00             0.00             10,497.67
B4               1,180,105.70      6.404782           6,298.60              0.00             0.00              6,298.60
B5               1,592,292.76      6.404782           8,498.57              0.00             0.00              8,498.57

Totals         293,454,045.07                     1,347,302.00              0.00       213,473.97          1,560,775.97

                      Net           Unscheduled
                   Prepayment         Interest         Interest
Class             Int Shortfall      Adjustment          Paid
-----             -------------     ------------       ---------

1A1                   0.00              0.00           15,367.07
1A2                   0.00              0.00           64,522.89
1A3                   0.00              0.00                0.00
1A4                   0.00              0.00          166,726.11
1A5                   0.00              0.00           24,808.82
1A6                   0.00              0.00           20,695.53
1A7                   0.00              0.00           13,266.67
1A8                   0.00              0.00           18,042.67
1A9                   0.00              0.00           81,474.15
1A10                  0.00              0.00           91,271.91
1A11                  0.00              0.00                0.00
1A12                  0.00              0.00          179,449.48
1A13                  0.00              0.00            3,541.67
1A14                  0.00              0.00            6,102.67
1A15                  0.00              0.00           19,981.34
2A1                   0.00              0.00          106,336.10
2A2                   0.00              0.00              265.84
2A3                   0.00              0.00              585.18
2A4                   0.00              0.00           53,868.23
2A5                   0.00              0.00                0.00
2A6                   0.00              0.00           58,577.77
2A7                   0.00              0.00           76,236.85
2A8                   0.00              0.00           67,252.60
2A9                   0.00              0.00                0.00
2A10                  0.00              0.00          151,111.98
2A11                  0.00              0.00            3,843.57
PO                    0.00              0.00                0.00
PO-1                  0.00              0.00                0.00
PO-2                  0.00              0.00                0.00
AR                    0.00              0.00                0.00

M                     0.00              0.00           58,786.93
B1                    0.00              0.00           25,194.40
B2                    0.00              0.00           14,696.73
B3                    0.00              0.00           10,497.67
B4                    0.00              0.00            6,298.60
B5                    0.00              0.00            8,498.57

Totals                0.00              0.00        1,347,302.00



THE                                                                                                     Distribution Date  7/25/03
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286
                                                            Countrywide Home Loans
Officer:         Courtney Bartholomew                Mortgage Pass-Through Certificates
                 212-815-3236                                   Series 2001-24
Associate:       AnnMarie Cassano
                 212-815-8318


                                                            Current Payment Information
                                                                Factors per $1,000

                                          Original              Beginning Cert.
                                         Certificate              Notional              Principal                 Interest
Class               Cusip                  Balance                 Balance             Distribution             Distribution
-----             ---------             --------------          ---------------       -------------             -----------

1A1               12669CEW6             40,755,900.00            276.734962748         45.381881161              0.377051387
1A2               12669CEX4             40,755,900.00            276.734962748          0.000000000              1.583154599
1A3               12669CEY2              1,515,070.00          1,143.517368183          0.000000000              0.000000000
1A4               12669CEZ9            100,000,000.00            307.802052503         43.464994360              1.667261118
1A5               12669CFA3             85,000,500.00             63.680009829         58.794082299              0.291866712
1A6               12669CFB1             64,998,500.00             63.680009829         58.794082299              0.318400049
1A7               12669CFC9             40,000,000.00             63.680009829         58.794082299              0.331666718
1A8               12669CFD7             40,000,000.00             63.680009829         58.794082299              0.451066736
1A9               12669CFE5             17,510,300.00            893.362047499          5.909397653              4.652927331
1A10              12669CFF2             17,524,206.00          1,000.000000000          0.000000000              5.208333333
1A11              12669CFG0             18,000,000.00          1,103.736807760          0.000000000              0.000000000
1A12              12669CFH8             34,454,300.00          1,000.000000000          0.000000000              5.208333333
1A13              12669CFJ4                680,000.00          1,000.000000000          0.000000000              5.208333333
1A14              12669CJB7             20,000,000.00             63.680009829         58.794082299              0.305133380
1A15              12669CKY5              3,750,000.00            983.696771283          0.906892902              5.328357511
2A1               12669CFK1            100,000,000.00            196.312792250         72.109192795              1.063360958
2A2               12669CFL9                250,000.00            196.312792217         72.109192798              1.063360958
2A3               12669CFM7                596,166.00            196.312831060          0.000000000              0.981564155
2A4               12669CFN5             54,880,000.00            196.312792249         72.109192795              0.981563961
2A5               12669CFP0             40,780,000.00              0.000000000          0.000000000              0.000000000
2A6               12669CFQ8             18,898,000.00            619.936226901        227.713642058              3.099681135
2A7               12669CFR6             16,401,000.00            892.474499609          5.958581582              4.648304685
2A8               12669CFS4             12,912,500.00          1,000.000000000          0.000000000              5.208333333
2A9               12669CFT2             17,000,000.00          1,103.736807760          0.000000000              0.000000000
2A10              12669CFU9             29,013,500.00          1,000.000000000          0.000000000              5.208333333
2A11              12669CKZ2                750,752.00            982.968679981          0.933009025              5.119628542
PO                                         925,371.13            457.171016347         52.546247039              0.000000000
PO-1              12669CFW5                811,223.89            469.500651463         56.154037923              0.000000000
PO-2              12669CFW5                114,147.24            369.546550078         26.906333697              0.000000000
AR                12669CFV7                    100.00              0.000000000          0.000000000              0.000000000

M                 12669CFX3             11,200,000.00           983.421419116           0.916846305              5.248833257
B1                12669CFY1              4,800,000.00            983.421419116          0.916846305              5.248833257
B2                12669CFZ8              2,800,000.00            983.421419116          0.916846305              5.248833257
B3                12669CJN1              2,000,000.00            983.421419116          0.916846305              5.248833257
B4                12669CJP6              1,200,000.00            983.421419116          0.916846305              5.248833257
B5                12669CJQ4              2,000,000.87            796.146033069          0.742245367              4.249284889

Totals                                 800,000,000.00          366.817556337           45.824694188              1.684127500


                        Ending Cert.              Pass
                          Notional               Through
Class                     Balance                Rate (%)
-----                  ---------------          ---------

1A1                      231.353081587           1.635000
1A2                      231.353081587           6.865000
1A3                    1,151.617282874           8.500000
1A4                      264.337058143           6.500000
1A5                        4.885927530           5.500000
1A6                        4.885927530           6.000000
1A7                        4.885927530           6.250000
1A8                        4.885927530           8.500000
1A9                      887.452649846           6.250000
1A10                   1,000.000000000           6.250000
1A11                   1,109.485436967           6.250000
1A12                   1,000.000000000           6.250000
1A13                   1,000.000000000           6.250000
1A14                       4.885927530           5.750000
1A15                     982.789878381           6.500000
2A1                      124.203599455           6.500000
2A2                      124.203599420           6.500000
2A3                      124.203624009           6.000000
2A4                      124.203599454           6.000000
2A5                        0.000000000           6.000000
2A6                      392.222584844           6.000000
2A7                      886.515918027           6.250000
2A8                    1,000.000000000           6.250000
2A9                    1,109.485436967           6.250000
2A10                   1,000.000000000           6.250000
2A11                     982.035670956           6.250000
PO                       404.624780114           0.000000
PO-1                     413.346613540           0.000000
PO-2                     342.640216381           0.000000
AR                         0.000000000           6.250000

M                        982.504572811           6.404782
B1                       982.504572811           6.404782
B2                       982.504572811           6.404782
B3                       982.504572811           6.404782
B4                       982.504572811           6.404782
B5                       795.403784086           6.404782

Totals                   321.259704625


THE
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286


Officer: Courtney Bartholomew                                   Countrywide Home Loans
212-815-3236                                              Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                         Series 2001-24
212-815-8318



Pool Level Data
Distribution Date                                                                                7/25/03
Cut-off Date                                                                                    11/ 1/01
Determination Date                                                                               7/ 1/03
Accrual Period 30/360                     Begin                                                  6/ 1/03
                                          End                                                    7/ 1/03
Number of Days in 30/360 Accrual Period                                                               30



Collateral Information
Group 1
-------
Cut-Off Date Balance                                                                      500,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                         166,330,619.51
Ending Aggregate Pool Stated Principal Balance                                            145,386,138.44

Beginning Aggregate Certificate Stated Principal Balance                                  293,454,045.07
Ending Aggregate Certificate Stated Principal Balance                                     257,007,763.69

Beginning Aggregate Loan Count                                                                       418
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                       56
Ending Aggregate Loan Count                                                                          362

Beginning Weighted Average Loan Rate (WAC)                                                     6.991206%
Ending Weighted Average Loan Rate (WAC)                                                        6.993835%

Beginning Net Weighted Average Loan Rate                                                       6.485116%
Ending Net Weighted Average Loan Rate                                                          6.485008%

Weighted Average Maturity (WAM) (Months)                                                             340

Servicer Advances                                                                              19,988.10

Aggregate Pool Prepayment                                                                  20,791,113.85
Pool Prepayment Rate                                                                         79.8898 CPR


Group 2
-------
Cut-Off Date Balance                                                                       300,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                          127,123,425.56
Ending Aggregate Pool Stated Principal Balance                                             111,621,625.25

Beginning Aggregate Certificate Stated Principal Balance                                   293,454,045.07
Ending Aggregate Certificate Stated Principal Balance                                      257,007,763.69

Beginning Aggregate Loan Count                                                                        304


                                                          Page 1
THE
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286


Officer: Courtney Bartholomew                                   Countrywide Home Loans
212-815-3236                                              Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                         Series 2001-24
212-815-8318


Group 2
-------
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                 37
Ending Aggregate Loan Count                                                                    267

Beginning Weighted Average Loan Rate (WAC)                                                6.758137%
Ending Weighted Average Loan Rate (WAC)                                                   6.757981%

Beginning Net Weighted Average Loan Rate                                                  6.247926%
Ending Net Weighted Average Loan Rate                                                     6.247810%

Weighted Average Maturity (WAM) (Months)                                                       340

Servicer Advances                                                                         8,009.76

Aggregate Pool Prepayment                                                            15,381,134.27
Pool Prepayment Rate                                                                   78.7567 CPR




                         Certificate Information
                         -----------------------

Group 1
-------
Senior Percentage                                                                         91.3342169282%
Senior Prepayment Percentage                                                               0.0000000000%

Subordinate Percentage                                                                     8.6657830718%
Subordinate Prepayment Percentage                                                        100.0000000000%

Group 2
-------
Senior Percentage                                                                        93.0385328860%
Senior Prepayment Percentage                                                              0.0000000000%

Subordinate Percentage                                                                    6.9614671140%
Subordinate Prepayment Percentage                                                       100.0000000000%


Certificate Account

Beginning Balance                                                                                 0.00

Deposit
Payments of Interest and Principal                                                       38,099,149.95
Liquidation Proceeds                                                                              0.00
All Other Proceeds                                                                                0.00
Other Amounts                                                                                     0.00
Total Deposits                                                                           38,099,149.95

                                                                                  Page 2


THE
BANK OF
NEW
YORK
101 Barclay St, 8W
New York, NY 10286


Officer: Courtney Bartholomew                                   Countrywide Home Loans
212-815-3236                                              Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                                         Series 2001-24
212-815-8318


Withdrawals
Reimbursement of Servicer Advances                                                             0.00
Payment of Master Servicer Fees                                                           31,231.50
Payment of Sub Servicer Fees                                                              60,861.13
Payment of Other Fees                                                                          0.00
Payment of Insurance Premium(s)                                                                0.00
Payment of Personal Mortgage Insurance                                                         0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                               0.00
Payment of Principal and Interest                                                     38,007,057.32
Total Withdrawals                                                                     38,099,149.95

Ending Balance                                                                                 0.00


Master Servicing Fees Paid                                                                31,231.50
Sub Servicing Fees Paid                                                                   60,861.13
Insurance Premium(s) Paid                                                                      0.00
Personal Mortgage Insurance Fees Paid                                                          0.00
Other Fees Paid                                                                                0.00
Total Fees                                                                                92,092.63



                               Delinquency Information
Group 1
-------

Delinquency                                       30-59 Days          60-89 Days         90+ Days           Totals
-----------                                      ------------         ----------        ----------       ------------

Scheduled Principal Balance                      1,586,131.79         621,965.41        360,566.60       2,568,663.80
Percentage of Total Pool Balance                     1.090979%          0.427802%         0.248006%          1.766787%
Number of Loans                                             4                  2                 1                  7
Percentage of Total Loans                            1.104972%          0.552486%         0.276243%          1.933702%

Foreclosure
-----------

Scheduled Principal Balance                                                                                344,878.28
Percentage of Total Pool Balance                                                                             0.237215%
Number of Loans                                                                                                     1
Percentage of Total Loans                                                                                    0.276243%

Bankruptcy
----------

Scheduled Principal Balance                                                                                       0.00
Percentage of Total Pool Balance                                                                              0.000000%
Number of Loans                                                                                                      0

                                                                 Page 3



THE
BANK OF
NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2001-24
           212-815-8318

      Bankruptcy
      ----------
      Percentage of Total Loans                                                                                      0.000000%

      REO
      ---

      Scheduled Principal Balance                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%
      Number of Loans                                                                                                        0
      Percentage of Total Loans                                                                                      0.000000%

      Book Value of all REO Loans                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%
      Current Realized Losses                                                                                             0.00
      Additional Gains (Recoveries)/Losses                                                                                0.00
      Total Realized Losses                                                                                         377,416.91

      Group 2
      -------


      Delinquency                                            30-59 Days          60-89 Days          90+ Days           Totals
      -----------                                            ----------          ----------          --------           ------

      Scheduled Principal Balance                            807,362.94          317,786.40              0.00     1,125,149.34
      Percentage of Total Pool Balance                        0.723303%           0.284700%         0.000000%        1.008003%
      Number of Loans                                                 2                   1                 0                3
      Percentage of Total Loans                               0.749064%           0.374532%         0.000000%        1.123596%

      Foreclosure
      -----------

      Scheduled Principal Balance                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%
      Number of Loans                                                                                                        0
      Percentage of Total Loans                                                                                      0.000000%

      Bankruptcy
      ----------

      Scheduled Principal Balance                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%
      Number of Loans                                                                                                        0
      Percentage of Total Loans                                                                                      0.000000%

      REO
      ---

      Scheduled Principal Balance                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%
      Number of Loans                                                                                                        0
      Percentage of Total Loans                                                                                      0.000000%



THE
BANK OF
NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2001-24
           212-815-8318



      Book Value of all REO Loans                                                                                         0.00
      Percentage of Total Pool Balance                                                                               0.000000%

      Current Realized Losses                                                                                             0.00
      Additional Gains (Recoveries)/Losses                                                                                0.00
      Total Realized Losses                                                                                               0.00



                           Subordination/Credit Enhancement Information
                           ---------------------------------------------


      Protection                                                                     Original                          Current
      ----------                                                                     --------                          -------

      Bankruptcy Loss                                                             200,000.00                        200,000.00
      Bankruptcy Percentage                                                        0.025000%                         0.077819%
      Credit/Fraud Loss                                                        16,000,000.00                              0.00
      Credit/Fraud Loss Percentage                                                 2.000000%                         0.000000%
      Special Hazard Loss                                                      16,000,000.00                      3,301,062.35
      Special Hazard Loss Percentage                                               2.000000%                         1.284421%

      Credit Support                                                                 Original                          Current
      --------------                                                                 --------                          -------

      Class A                                                                 775,999,999.13                    233,801,854.83
      Class A Percentage                                                          97.000000%                        90.970736%

      Class M                                                                  11,200,000.00                     11,004,051.22
      Class M Percentage                                                           1.400000%                         4.281603%

      Class B1                                                                  4,800,000.00                      4,716,021.95
      Class B1 Percentage                                                          0.600000%                         1.834973%

      Class B2                                                                  2,800,000.00                      2,751,012.80
      Class B2 Percentage                                                          0.350000%                         1.070401%

      Class B3                                                                  2,000,000.00                      1,965,009.15
      Class B3 Percentage                                                          0.250000%                         0.764572%

      Class B4                                                                  1,200,000.00                      1,179,005.49
      Class B4 Percentage                                                          0.150000%                         0.458743%

      Class B5                                                                  2,000,000.87                      1,590,808.26
      Class B5 Percentage                                                          0.250000%                         0.618973%


                                                        Page 5






THE
BANK OF
NEW
YORK

101 Barclay St, 8W
New York, NY 10286

Officer:   Courtney Bartholomew                       Countrywide Home Loans
           212-815-3236                          Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano                               Series 2001-24
           212-815-8318



             Compensating Interest Details
             -----------------------------

      Total Gross Prepayment Interest Shortfall                                                                      29,904.76
      Compensation for Gross PPIS from Servicing Fees                                                                29,904.76

      Total Net PPIS (Non-Supported PPIS)                                                                                 0.00







                                                        Page 6